SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: January 29, 2004


                              Whitemark Homes, Inc.
               (Exact Name of Registrant as Specified in Charter)


         Colorado                         0-8301                 25-1302097
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(State or other jurisdiction            (Commission             (IRS Employer
          of incorporation)             File Number)         Identification No.)


650 South Central Avenue, Suite 1000
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Oviedo, Florida 32765
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(Address of principal executive offices)


Registrant's telephone number, including area code:  (407) 366-9668
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ITEM 9.  REGULATION F-D DISCLOSURE.

     As previously announced, Whitemark Homes entered into contracts to sell two of its existing housing developments, Little Creek and Corner Lake. Whitemark Homes closed on the Little Creek property on January 7, 2004 for a sale price of $7,400,000 million, plus $34,000 for the reimbursement of impact fees. Whitemark Homes closed on the Corner Lake property on January 16, 2004 for a sale price of $3,655,000, plus $68,000 for the reimbursement of impact fees. Whitemark Homes also retained five lots within the Corner Lake property, of which it has closed on the sale of two lots for $350,000 and entered into sale contracts to sell the remaining three lots for $685,000. Although under contract, the sale of the remaining three lots is subject to the satisfaction of certain conditions, which if not satisfied would enable the buyer to cancel the contract.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WHITEMARK HOMES, INC.



Date:  January 29, 2004           By: /s/ Kenneth L. White
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                                     Name: Kenneth L. White
                                     Its:  President and Chief Executive Officer